10.29.1

AMENDMENT NO. 3 TO
SECURITY AGREEMENT
This Amendment No. 3 to Security Agreement (“Amendment”) is executed as of March 23, 2015 by Upland Software IV, Inc., a Nebraska corporation f/k/a FileBound Solutions, Inc. (“Grantor”) and Comerica Bank (“Bank”).
Recitals
A.    Grantor executed a Security Agreement dated as of May 16, 2013 in favor of Bank (as amended, the “Security Agreement”).
B.    Debtor and Bank desire to amend the Security Agreement as set forth below.
The parties agree as follows:
1.Subsection (iii) of the definition of “Permitted Indebtedness” in Section 1 of the Security Agreement is amended and restated to read in its entirety as follows:
“(iii)    Indebtedness of Grantor, Upland Software, Inc., a Delaware corporation f/k/a Silverback Enterprise Group, Inc., Upland Software I, Inc., a Delaware corporation f/k/a PowerSteering Software, Inc., Upland Software II, Inc., a Delaware corporation f/k/a Tenrox, Inc., Upland Software III, LLC, a Delaware limited liability company f/k/a LMR Solutions, LLC, Upland Software V, Inc., a Delaware corporation f/k/a ComSci, Inc., Upland Software VI, Inc., a New Jersey limited liability company f/k/a ComSci, LLC, Upland Software VII, Inc., a Delaware corporation f/k/a Clickability, Inc., Upland Software, Inc., a Canadian corporation f/k/a Tenrox Inc., Upland IX, LLC, a Delaware limited liability company, and Solution Q Inc., a corporation existing under the laws of Ontario (collectively, the ‘Loan Parties’, and each individually a ‘Loan Party’), or any of them, individually or in the aggregate, in an amount not to exceed Four Million Dollars ($4,000,000.00) in any fiscal year secured by a lien described in clause (iii) of the defined term ‘Permitted Liens’, provided such Indebtedness does not exceed the lesser of the cost or fair market value of the equipment financed with such Indebtedness;”
2.    Subsection (iii) of the definition of “Permitted Liens” in Section 1 of the Security Agreement is amended and restated to read in its entirety as follows:
“(iii)    Liens securing obligations of Loan Parties, or any of them, individually or in the aggregate, not to exceed Four Million Dollars ($4,000,000.00) (i) upon or in any Equipment acquired or held by a Loan Party or any of its Subsidiaries to secure the purchase price of such Equipment or indebtedness incurred solely for the purpose of financing the acquisition or lease of such Equipment, or (ii) existing on such Equipment at the time of its acquisition, provided that the lien is confined solely to the property so acquired and improvements thereon, and the proceeds of such Equipment;”
3.    Except as expressly modified hereby, all of the terms and conditions of the Security Agreement remain in full force and effect.
4.    This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

[SIGNATURES ON FOLLOWING PAGE]

[Signature Page to Amendment No. 3 to Security Agreement]

IN WITNESS WHEREOF, the parties execute this Amendment as of the date set forth above.

UPLAND SOFTWARE IV, INC.		COMERICA BANK

By:	/s/ John T. McDonald	By:	/s/ Amy Malnar

Its:	President	Its:	Vice President

[Signature Page to Amendment No. 3 to Security Agreement]